Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Meta Materials Inc.

We consent to the use of our report dated March 28, 2024, with respect to the consolidated financial statements of Meta Materials Inc. (the “Entity”) which comprise the consolidated balance sheets as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flow for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively, the “consolidated financial statements”), which is included in the Annual Report on Form 10-K of the Entity for the fiscal year ended December 31, 2023.

We also consent to the incorporation by reference of such report in the Registration Statements (Nos. 333-233653, 333-248316, 333-256632, 333-256636, 333-265371, 333-265844, 333-266276 and 333-268282) on Form S-3, and the Registration Statements (Nos. 333-210812, 333-259073 and 333-263769) on Form S-8.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statements.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

March 28, 2024
Vaughan, Canada